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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1998, with respect to the financial statements of the Heavy Duty Products Division of Lucas industries plc in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Prestolite Electric Incorporated ("Prestolite") and PEI Holding, Inc. ("PEI") for the registration of $125,000,000 9-5/8% Senior Notes due 2008 of Prestolite and related guarantee of PEI.





                                                           /s/ Ernst & Young

                                                                   ERNST & YOUNG
                                                           Chartered Accountants


London, England
June 8, 1998